[Form of Specimen of Subordinated Convertible Debenture of
                           Golden Star Resources Ltd.]

                           GOLDEN STAR RESOURCES LTD.

               ____% Convertible Subordinated Debentures Due 2004

                                                          CUSIP No. ____________
No. __                                                         U.S. $___________

      GOLDEN STAR RESOURCES LTD., a corporation duly incorporated and existing under the laws of Canada (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to First Marathon Securities Limited, or registered assigns, the principal sum of _____________________________ United States Dollars on August __, 2004 and to pay interest thereon from August __, 1999 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 15 and August 15 in each year, commencing February 15, 2000, at the rate of ____% per annum, until the principal hereof is paid or made available for payment, from the dates such amounts are due until they are paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice thereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

      Payment of principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

      Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
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                                                                               2

      Unless the certificate of authentication has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:

                                          GOLDEN STAR RESOURCES LTD.


                                          By:
                                             Name:
                                             Title:

Attest:


Trustee's Certificate of Authentication:

      This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

IBJ WHITEHALL BANK & TRUST COMPANY,
As Trustee


By:
   Authorized Officer
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                                                                               3

      The terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

      This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of August __, 1999 (herein called the "Indenture"), among the Company and IBJ Whitehall Bank & Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate amount to U.S. $__________.

      Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at his option, at any time on or before the close of business on August __, 2004, or in case this Security or a portion hereof is called for redemption, then in respect of this Security or such portion hereof until and including, but (unless the Company defaults in making the payment due upon redemption) not after, the close of business on the 10th calendar day before the Redemption Date, to convert this Security (or any portion of the principal amount hereof which is U.S. $1,000 or an integral multiple thereof), at the principal amount hereof, or of such portion, into fully paid and non-assessable Common Shares (calculated as to each conversion to the nearest 1/100 of a share) at an initial Conversion Price per Common Share equal to U.S. $____ per each Common Share (or at the current adjusted Conversion Price if an adjustment has been made as provided in the Indenture) by surrender of this Security, duly endorsed or assigned to the Company or in blank, to the Company at its office or agency in New York, New York, accompanied by written notice to the Company that the Holder hereof elects to convert this Security, or if less than the entire principal amount hereof is to be converted, the portion hereof to be converted, and, in such case such surrender shall be made during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date (unless this Security or the portion thereof being converted has been called for redemption on a Redemption Date within such period), also accompanied by payment in New York Clearing House or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted. Subject to the aforesaid requirement for payment and, in the case of a conversion after the Regular Record Date next preceding any Interest Payment Date and on or before such Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Security) of record at such Regular Record
Date to receive an instalment of interest (with certain exceptions provided in the Indenture), no payment or adjustment is to be made on conversion for interest accrued hereon or for dividends on the Common Shares issued on conversion. No fractions or shares or scrip representing fractions of
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                                                                               4

shares will be issued on conversion, but instead of any fractional interest the Company shall pay a cash adjustment as provided in the Indenture. The Conversion Price is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the transfer of substantially all of the assets of the Company, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon the consolidation, merger or transfer by a holder of the number of Common Shares into which this Security might have been converted immediately prior to such consolidation, merger or transfer (assuming such holder of Common Shares failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares); provided, that such security or other property shall be a "prescribed security" within the meaning of the Income Tax Act (Canada). Adjustments in the Conversion Price of less than one percent of such price will not be required, but any adjustment that would otherwise be required to be made will be carried forward and taken into account in the computation of any subsequent adjustment.

      The Securities of this series are subject to redemption upon not less than 30 days' notice by mail, at any time on or after August __, 2002, as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): if redeemed during the 12 month period beginning August __ of the years indicated,

                                                                Redemption
Year                                                              Price
2002............................................................ _______%
2003............................................................ _______%
2004............................................................ 100.000%

and thereafter at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant record dates referred to on the face hereof, all as provided in the Indenture.

      The Securities shall be subject to redemption as a whole, but not in part, at the option of the Company at any time at 100% of the principal amount thereof, together with accrued interest thereon to the redemption date, in the event that the Company has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Securities, any Additional Amounts as a result of a change in the laws (including any regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein), or any change in
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                                                                               5

any official position regarding the application or interpretation of such laws or regulations, which change is announced or becomes effective after the date of the issuance of the Securities; provided that the Company determines, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by use of reasonable measures available to the Company (not including substitution of the obligor under the Securities).

      The Securities shall be subject to redemption, in whole or in part, at the option of the Company on or after August __, 2002, at 100% of the principal amount thereof, together with accrued interest thereon to the redemption date, if the reported closing trading price on the American Stock Exchange, or such other principle stock exchange on which the Company's Common Shares are then traded, of the Common Shares as reported on the close of business for any 20 of the 25 consecutive trading days immediately prior to the date notice of redemption is given by the Company is at least 125% of the conversion price set forth in any indenture supplemental to the Indenture.

      In the event that the Company shall have not completed its acquisition of a direct or indirect interest in Bogoso Gold Limited, a Ghanaian company, by the earlier of (i) December 10, 1999 and (ii) the date on which such acquisition is terminated or abandoned (the "Failure to Complete"), the Company shall be required to repurchase and the Holder of this Security shall surrender for purchase by the Company on a pro rata basis fifty (50%) percent of the aggregate principal amount of such Holder's Securities pursuant to the terms described below (the "Mandatory Redemption") at a purchase price in cash equal to the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Mandatory Redemption Payment").

      Within 5 Business Days following any Failure to Complete date, the Company shall send, by first-class mail, postage prepaid, a notice to the Trustee and to each Holder of this Security at the address appearing in the register maintained by the Security Registrar of the Securities stating:

            (a) that the Mandatory Redemption is being made pursuant to the terms of this Security and the Indenture and that all Securities tendered will be accepted for payment;

            (b) the purchase price, the aggregate principal amount of the Securities that will be purchased by the Company and the purchase date, which will be no later than 30 days from the date of the Failure to Complete (the "Mandatory Redemption Payment Date");

            (c) that any Security tendered will continue to accrue interest;
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                                                                               6

            (d) that, unless the Company defaults in the payment of the Mandatory Redemption Payment, all Securities subject to the Mandatory Redemption will cease to accrue interest after the Mandatory Redemption Payment Date;

            (e) that Holders will be required to surrender certificates representing such Securities, with the form entitled "Mandatory Redemption Form" on the reverse of such Securities completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Mandatory Redemption Payment Date;

            (f) that Holders will be issued new Securities equal in principal amount to the unpurchased portion, if any, of the Securities surrendered.

      If the Mandatory Redemption Payment Date is on or after an Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name this Security is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender pursuant to the Mandatory Redemption.

      On the Mandatory Redemption Payment Date, the Company shall (1) accept for payment this Security or portions thereof properly tendered pursuant to the Mandatory Redemption, (2) deposit with the Paying Agent an amount equal to the Mandatory Redemption Payment in respect of this Security or portion thereof so tendered and (3) deliver or cause to be delivered to the Trustee this Security so accepted together with an Officers' Certificate stating the aggregate principal amount of this Security or portion thereof tendered to the Company. The Paying Agent shall promptly mail to each Holder of the Securities so accepted the Mandatory Redemption Payment for such Security, and the Company shall issue, and the Trustee shall promptly authenticate and mail or deliver (or cause to be transferred by book-entry) to each Holder, a new Security in principal amount equal to any unpurchased portion of the Security surrendered, if any; provided, that each such new Security shall be in denominations of $1,000 and any integral thereof.

      The indebtedness evidenced by this Security is, to the extent provided in the Indenture, (i) subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness and (ii) pari passu with all other Subordinated Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

      If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of Securities of such series, to waive compliance by the Company with certain past provisions of the Indenture and certain defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

      As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

      Subject to the rights of holders of Senior Indebtedness, as set forth in the Indenture, no other reference herein to the Indenture and no other provision of this Security or of the Indenture shall alter or impair the obligations of the Company, which are unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin and currency, herein prescribed or to convert this Security as so provided in the Indenture.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security
Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any
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                                                                               8

place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      The Securities of this series are issuable only in registered form without coupons in denominations of U.S. $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

      No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee, may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                            FORM OF CONVERSION NOTICE

To:   GOLDEN STAR RESOURCES LTD.

      The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion hereof (which is U.S. $1,000 or an integral multiple thereof) below designated, into Common Shares of Golden Star Resources Ltd., in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and any Securities, representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Dated:

Fill in for registration of Common Shares and Securities if to be issued otherwise than to the registered holder.

Name and Principal Amount to be converted (in an integral multiple of U.S. $1,000, if less than all):

Address:                                U.S. $

(Please print name and address, including zip/postal code number)

Signature

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFYING NUMBER SIGNATURE
GUARANTEED

                            MANDATORY REDEMPTION FORM


            If you are surrendering this Security upon instruction of the Company for purchase by the Company pursuant to the terms of this Security and
Article 3 of the First Supplemental Indenture, state the amount so surrendered as instructed by the Company in its Mandatory Redemption notice to you:

$_______________


Date:_______________ Your Signature:___________________________________________
                                           (Sign exactly as your name
                                             appears on the Security)

                     Tax Identification No.:___________________________________


    Signature Guarantee: _____________________